QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification no.)

Leigh Mullis
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7273
(Name, address and telephone number of agent for service)

Delaware (State or other jurisdiction of incorporation or organization)	Enbridge Energy Partners, L.P. (exact name of obligor as specified in its charter)	39-1715850 (IRS employer identification no.)
1100 Louisiana Street, Suite 3300 Houston, Texas (Address of principal executive offices)		77002 (Zip Code)

4.75% Series B Notes Due 2013
5.95% Series B Notes due 2033
(Title of the indenture securities)

1.
General information.

Furnish the following information as to the trustee-

    Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia
    Atlanta, Georgia

    Federal Reserve Bank of Atlanta
    104 Marietta Street, N.W.
    Atlanta, Georgia

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12
No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.
Defaults by the Obligor.

(a)
State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

  There is not and has not been any default under this indenture.

  (b)
  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15
No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.
List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

(1)
A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

  (2)
  A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (3)
  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

  (4)
  A copy of the existing by-laws of the trustee as now in effect (Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

  (5)
  Not applicable.

  (6)
  The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

  (7)
  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2003.

  (8)
  Not applicable.

  (9)
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 27th day of June, 2003.

SUNTRUST BANK
By:	/s/ LEIGH MULLIS Leigh Mullis Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF AMENDMENT AND
RESTATED ARTICLES OF INCORPORATION
OF
SUNTRUST BANK

(Incorporated by reference from Exhibit 1 to Form T-1,
Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference from Exhibit 2 to Form T-1,
Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Incorporated by reference from Exhibits 2 and 3 to Form T-1,
Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference from Exhibit 4 to Form T-1,
Registration No. 333-82717, filed by ONEOK, Inc.)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $200,000,000 of 4.75% Series B Notes due 2013 and $200,000,000 of 5.95% Series B Notes due 2033 of Enbridge Energy Partners, L.P., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:
/s/ LEIGH MULLIS Leigh Mullis Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank 303 PEACHTREE STREET, NORTHEAST ATLANTA, GA 30308 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for March 31, 2003

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet C400

Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD
	a.	Non-interest bearing balances and currency and coin(1)			0081	4,590,391	1.a
	b.	Interest-bearing balances(2)			0071	18,531	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	22,035,405	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices			B987	282,750	3.a
	b.	Securities purchased under agreements to resell(3)			B989	3,623,250	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):		RCFD
	a.	Loans and leases held for sale	5369	8,220,705			4.a
	b.	Loans and leases, net of unearned income	B528	73,901,781			4.b
	c.	LESS: Allowance for loan and lease losses	3123	922,850			4.c
	d.	Loans and leases, net of unearned income, allowance, and reserve			RCFD
		(item 4.b minus 4.c)			B529	72,978,931	4.d
5.	Trading assets (from Schedule RC-D)				3545	1,298,146	5.
6.	Premises and fixed assets (including capitalized leases)				2145	1,308,923	6.
7.	Other real estate owned (from Schedule RC-M)				2150	27,263	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8.
9.	Customers' liability to this bank on acceptances outstanding				2155	84,197	9.
10.	Intangible assets				2143		10.
	a.	Goodwill			3163	778,474	10.a
	b.	Other intangible assets from Schedule RC-M			0426	608,832	10.b
11.	Other assets (from Schedule RC-F)				2160	2,459,183	11.
12.	Total assets (sum of items 1 through 11)				2170	118,314,981	12.

SunTrust Bank 303 PEACHTREE STREET, NORTHEAST ATLANTA, GA 30308 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for March 31, 2003

Schedule RC—Continued

Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:					RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):		RCON		2200	74,145,405	13.a
		(1)	Noninterest-bearing(4)	6631	9,917,326			13.a.1
		(2)	Interest-bearing	6636	64,228,079			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN
		(from Schedule RC-E, part II)		RCFN		2200	4,099,738	13.b
		(1)	Noninterest-bearing	6631	0			13.b.1
		(2)	Interest-bearing	6636	4,099,738			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase					RCON
	a.	Federal funds purchased in domestic offices(5)				B993	9,196,859	14.a
						RCFD
	b.	Securities sold under agreements to repurchase(6)				B995	7,754,789	14.b
15.	Trading liabilities (from Schedule RC-D)					3548	1,048,005	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):					3190	7,015,976	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding					2920	84,197	18
19.	Subordinated notes and debentures(7)					3200	2,149,202	19
20.	Other liabilities (from Schedule RC-G)					2930	2,672,144	20
21.	Total liabilities (sum of items 13 through 20)					2948	108,166,315	21
22.	Minority interest in consolidated subsidiaries					3000	1,012,489	22
	EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus					3838	0	23
24.	Common stock					3230	21,600	24
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,593,742	25
26.	a.	Retained earnings				3632	5,711,608	26.a
	b.	Accumulated other comprehensive income(8)				B530	809,227	26.b
27.	Other equity capital components(9)					A130	0	27
28.	Total equity capital (sum of items 23 through 27)					3210	9,136,177	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)					3300	118,314,981	29

Memorandum
To be reported with the March Report of Condition.

1.	Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	RCFD 6724	Number 2	M.1
1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
2=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6= 7=	Review of the bank's financial statements by external auditors Compilation of the bank's financial statements by external auditors
3=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8=	Other audit procedures (excluding tax preparation work)
4=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9=	No external audit work

(1)
Includes cash items in process of collection.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)
Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, "other borrowed money."

(6)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)
Includes limited-life preferred stock and related surplus.

(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)
Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

QuickLinks

EXHIBIT 1: ARTICLES OF AMENDMENT AND RESTATED ARTICLES OF INCORPORATION OF SUNTRUST BANK
EXHIBIT 2: CERTIFICATE OF AUTHORITY OF SUNTRUST BANK TO COMMENCE BUSINESS
EXHIBIT 3: AUTHORIZATION OF SUNTRUST BANK TO EXERCISE CORPORATE TRUST POWERS
EXHIBIT 4: BY–LAWS OF SUNTRUST BANK
EXHIBIT 5: (INTENTIONALLY OMITTED. NOT APPLICABLE.)
EXHIBIT 6: CONSENT OF TRUSTEE
EXHIBIT 7: REPORT OF CONDITION (ATTACHED)
EXHIBIT 8: (INTENTIONALLY OMITTED. NOT APPLICABLE.)
EXHIBIT 9: (INTENTIONALLY OMITTED. NOT APPLICABLE.)